The securities represented by or referred to in this convertible promissory note have not been registered under the Securities Act of 1933, as amended. Such securities have been or will be acquired for investment only and may not be offered, sold, transferred, pledged or hypothecated in the absence of an effective registration statement for the securities under the Securities Act of 1933, as amended, or an opinion of counsel satisfactory to the Borrower, that registration is not required under said act.

NON-TRANSFERABLE CONVERTIBLE NOTE

Grant Hartford Corporation, a Montana corporation whose mailing address is 619 S.W. Higgins Ave., Suite O, Missoula, Montana 59803 (the "Borrower"), for value received, promises to pay to the order of _____________________ (the "Lender" whether one or more), the principal sum of ________________________ Dollars ($_______________) and any accrued but unpaid interest thereon on or before two (2) years after the date hereof. All payments required to be made by the terms of this Note shall be remitted to Lender's designated address, _____________________________________________________________, or such other address as Lender may hereafter give notice of to Borrower in writing, together with interest from the date of this Note until paid at the rate of ___________________ percent (_____%) per annum on the unpaid balance, payable as provided below and subject to the following terms and conditions.

1.	Interest Payments. Interest shall be accrued semi-annually, beginning on ____________, 2009, through and including the term of this Note or at such time as the Note is paid in full or is converted to common stock. If the full amount of principal and interest is converted, all accrued and unpaid interest shall likewise be converted to the Borrower's common stock. In the event that the Lender elects to convert the full amount of principal and interest to the Borrower's no par value common stock at a time earlier than six (6) months after the date of this Note, a full six (6) months of interest shall be deemed to have been earned for the purposes of such conversion.
2.	Nontransferable. Neither legal nor beneficial interest in this Note or any rights hereunder shall be negotiated, assigned, sold nor in any way transferred by action of Lender without the prior consent of Borrower, which consent shall not be unreasonably withheld if Lender satisfies the Borrower that the proposed transfer would not be in violation of federal or state securities or other laws. However, nothing herein shall preclude the Note and any rights hereunder from being distributed to devisees, trust beneficiaries or heirs in accordance with the provisions of the Last Will And Testament of the Lender or a Trust of which the Lender was one of the Trustors, or by the laws of descent and distribution, or from being pledged as security for a bona fide loan.

3.	Waivers. Presentment for payment, notice of nonpayment, protest or notice of protest each hereby are expressly waived.
4.	Collection Costs. In the event of default and if this Note is placed on the hands of an attorney for collection, Borrower agrees to pay all reasonable costs of collection including reasonable attorney's fees.
5.	Conversion. Lender may elect to convert all or any portion of the unpaid principal balance and any part or all of the accrued interest on the Note into shares of Borrower's no par value common stock (the "Common Stock") on the date the Borrower is first listed on the Over-The-Counter-Bulletin-Board (the "OTCBB") at a conversion price per share equal to 95% of the initial share price quoted on that date, or, alternatively, at any time within two (2) years at the closing market price on the date election is made. The following conditions for conversion shall apply:
a.	Lender delivers written notice of such election to Borrower's office;
b.	Lender agrees to surrender this Note upon receipt of a stock certificate evidencing the shares of Borrower's Common Stock to be received by Lender upon conversion; and
c.	At the time of conversion, Lender can properly make and does make such written representations to Borrower and consents to such restrictions as Borrower considers appropriate to establish that the issuance of Borrower's shares to Lender is exempt from registration under applicable federal and state securities laws.
6.	Incentive Bonus. As an inducement for the making of this Note, the Borrower hereby agrees to issue to the Lender, no later than ten (10) banking days after the date of conversion or the maturity of the Note if not earlier converted, the number of shares of its common stock equal to the two and one-half percent of the principal amount of this Note, divided by the closing price of Borrower's shares on the date of conversion or Note maturity, whichever is applicable.
7.	Recapitalization. If prior to conversion of this Note by Lender, Borrower shall have effected one or more stock split-ups; stock dividends or other increases or reductions of the number of shares of its Common Stock outstanding without receiving compensation therefor, in money, services or property: the number (a) if a net increase shall have been effected in the number of outstanding shares of Borrower's stock, be proportionately increased, and the cash consideration payable per share shall be proportionate; and (b) if a net reduction shall have been effected in the number of shares of the Borrower's stock, be proportionately reduced and the cash consideration payable per share be proportionately increased.

8.	Piggyback Rights. In the event that during the two (2) year period commencing on the date hereof, the Borrower files a registration statement under the Securities Act, which relates to a current offering of securities of the Borrower (except in connection with an offering on Form S-8, S-14 or S-15, or any other inappropriate forms), the Borrower shall offer to Lender the opportunity to register or qualify any and all of the common stock held by Lender as a result of conversion as provided herein, said offer being limited in the case of a Regulation A offering to the amount of the available exemption; provided however, that if the offering to which the proposed registration related is to be distributed by or through an underwriter and such underwriter objects to the inclusion of all or a portion of the common stock, the Borrower shall have no obligation to include such securities in such registration statement or Regulation A offering. The registration statement shall meet the requirements of the Securities Act. The Borrower shall give at least thirty (30) days prior written notice to the Lender of its intention to file a registration statement under the Securities Act relating to a current offering of the aforesaid securities of the Borrower, and the Lender shall accept such offer by notice in writing to the Borrower of its intention to so register its securities no more than ten (10) days thereafter. Neither the delivery of such notice by the Borrower, not the notice by the Lender shall in any way obligate the Borrower to file such registration statement, the Borrower may, at any time prior to the date of the Borrower's definitive prospectus relating thereto, determine not to offer the securities to which such registration statement related, without liability to Lender.
9.	Default by Borrower. Any of the following events shall constitute an Event of Default: (i) default in payment of any amount due pursuant to this Note; (ii) the filing of a voluntary or involuntary petition for an order of relief under the Federal Bankruptcy Code or under any state or federal insolvency statute; or (iii) the appointment of a receiver, custodian, trustee or assignee to take possession of property. In the event of such default:
a.	If Borrower does not cure said Event of Default within fifteen (15) days of receipt of Notice of Default from Lender, Lender may exercise and enforce its rights hereunder.
b.	The Borrower shall pay to the Lender a late fee of 15% of the semi-annual interest payment not received by the Lender hereof within 15 days after the semi-annual payment is due.
c.	In the event of default in the payment of any semi-annual interest payment or the principal of this note, and if this note is placed in the hands of an attorney for collection or if suit is filed hereon; the Borrower agrees to pay all costs and reasonable attorney fees.
a.	If Borrower does not cure said Event of Default within fifteen (15) days of receipt of Notice of Default from Lender, Lender may exercise and enforce its rights hereunder.
b.	The Borrower shall pay to the Lender a late fee of 15% of the semi-annual interest payment not received by the Lender hereof within 15 days after the semi-annual payment is due.
c.	In the event of default in the payment of any semi-annual interest payment or the principal of this note, and if this note is placed in the hands of an attorney for collection or if suit is filed hereon; the Borrower agrees to pay all costs and reasonable attorney fees.

10.	Lender Representations.
a.	Purchase for Investment. Lender is acquiring this Note and, in the event Lender elects to convert this Note or payment in respect of this Note is made by exchange of this Note for the Borrower's Common Stock, Lender will be acquiring the shares of capital stock into which this Note may be converted or exchanged (the "Conversion Shares") for its own account, for investment and not for, with a view to, or in connection with, any distribution or public offering thereof within the meaning of the Securities Act.
b.	Unregistered Securities; Legend. Lender understands that this Note, the Conversion Shares and the shares of capital stock of Maker for which this Note and the Conversion Shares will not be registered under the Securities Act or any state securities law, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such laws, and that they must be held indefinitely unless they are subsequently registered under the Securities Act and such laws or a subsequent disposition thereof is exempt from registration. Lender further understands that such exemption depends upon, among other things, the bona fide nature of Lender's investment intent expressed herein. Lender acknowledges that the certificates for the Conversion Shares shall bear a legend to such effect, and appropriate stock transfer instructions may be issued.
c.	Status of Lender. Lender has not been formed for the specific purpose of acquiring the Note and the Conversion Shares. Lender understands the term "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and represents and warrants to Borrower that Lender is an "accredited investor" for purposes of acquiring this Note and the Conversion Shares, as applicable.
d.	Knowledge and Experience. Lender has sufficient knowledge and experience in business and financial matters and with respect to investment in securities of privately-held companies so as to enable it to analyze and evaluate the merits and risks of the investment contemplated hereby and is capable of protecting its interest in connection with this transaction.
e.	Access to Information. Lender acknowledges that it/she/he /they and its/her/his/their representatives have had the opportunity to ask questions and receive answers from officers and representatives of Borrower concerning the transactions contemplated by this Note, and to obtain any additional information regarding Borrower herein set forth or otherwise desired in connection with its purchase of this Note and the Conversion Shares.
f.	Rule 144. Lender understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to Lender) promulgated by the Securities and Exchange Commission under the Securities Act depends upon the satisfaction of various conditions, that such exemption is not currently available and that, if applicable, Rule 144 affords the basis for sales only in certain circumstances and in limited amounts.
11.	Borrower Representations.
a.	Authorization. The execution, delivery and performance by Borrower of the Note has been duly authorized by all requisite corporate action. The documents have been duly executed and delivered on behalf of Borrower and constitute the valid and binding obligations of Borrower, enforceable in accordance with their respective terms. The execution of the documents, the issuance and delivery of this Note and the Conversion Shares, and compliance with the provisions hereof and thereof by Borrower, do not and will not, with or without the passage of time of the giving of notice or both, (a) violate any provision of law, statutes, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Borrower or any material agreement to which Borrower is a party or to which it is subject.
12.	No Governmental Consent or Approval Required. Subject to the accuracy of the representations and warranties of the Lender set forth in Section 10 hereof, no authorization, consent, approval or other order of, declaration to, or filing with, any governmental agency is required to be made or obtained by Borrower for execution, delivery and performance by Borrower of this Note, for or in connection with the valid and lawful authorization, issuance, sale and delivery of this Note, except such exemptive filings, if any, as are required to be made under applicable state securities laws and have been made on a timely basis.

13.	Replacement. Upon receipt by Borrower of evidence reasonably satisfactory to it of the loss, theft or destruction, and, in such case, of indemnity or security reasonably satisfactory to it, and upon surrender of this Note if mutilated, Borrower will make and deliver a new Note of like tenor, in lieu of this Note. This Note shall be promptly cancelled by Borrower upon the surrender hereof in connection with any replacement.
14.	Other Remedies. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.
15.	Notices. All notices, requests, demands and other communications required or permitted under this Note shall be in writing and shall be deemed to have been duly given, made and received when delivered (personally, by courier service such as FedEx, or by other messenger, by mail, or by electronic facsimile transmission, provided that delivery by facsimile is followed promptly by personal or mail delivery), or three (3) days following the day when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, in each case addressed to Borrower or Lender, as applicable, as set forth in the first paragraph of this Note.
16.	Governing Law, Jurisdiction And Venue. This Note shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Montana, without giving effect to the principles of conflicts of law. It shall be deemed to have been made and to be performed in Missoula County, Montana, and the state or federal courts located in Missoula County, Montana shall have exclusive jurisdiction and venue with regard to any adjudication of the terms of this Note.
17.	Headings. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.
18.	Severability. In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

(SIGNATURE PAGE FOLLOWS)

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties hereto have executed this Note as of this _____ day of _________, 2008.

Grant Hartford Corporation (Borrower)

By:_____________________

Eric Sauve, President

AGREED TO AND ACCEPTED BY:

LENDER:

By:____________________________

Name:______________________

Title:______________________

NOTICE OF ELECTION TO CONVERT

Directors of Grant Hartford Corporation
619 W. Higgins, Suite O
Missoula, MT 59803

From:______________________(Lender)

__________________________________

__________________________________

Ladies/Gentlemen:

The undersigned, being the Lender (or the Lender's properly authorized Assignee) named in that certain NONTRASFERABLE CONVERTIBLE NOTE (the "Note") issued by Grant Hartford Corporation (the "Company") as borrower, dated the _____ day of __________, 200_, in the principal amount of $____________, hereby notifies the Company of Lender's election to convert $___________ of the principal amount of said Note and $____________ of accrued but unpaid interest thereon into Common Stock according to the terms of said NON-TRANSFERABLE CONVERTIBLE NOTE .

_____________________________

Lender (please print)

_____________________________

Signature